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                                                                    EXHIBIT 11.1
                          POWERWAVE TECHNOLOGIES, INC.

          COMPUTATION OF PRO FORMA NET INCOME AND NET INCOME PER SHARE

EPS CALCULATION AS OF 12/31/95
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
Shares issued and outstanding......................................                   8,998,650
Preferred shares converted upon IPO................................                   5,063,850
                                                                                    -----------

Pro forma shares outstanding.......................................                  14,062,500
Options issued within one year of IPO..............................       982,500
Proceeds...........................................................   $ 3,249,128
Assumed buyback price..............................................   $     11.50
                                                                      -----------
Shares bought back.................................................       282,533
Non-qualified tax benefit utilizing 41% tax rate...................       286,986
Common equivalent shares...........................................                     412,981
                                                                                    -----------

Total weighted average Common Shares...............................                  14,475,481
Net income at December 31, 1995....................................                 $ 4,480,036
                                                                                    -----------

Pro forma net income per share.....................................                       $0.31
                                                                                    ===========

EPS CALCULATION AS OF 12/29/96

Shares issued and outstanding......................................                   8,998,650
Preferred shares converted upon IPO................................                   5,063,850
Shares issued in IPO on 12/6/96....................................     1,800,000       474,725
                                                                                    -----------
Shares outstanding.................................................                  14,537,225
Options issued within one year of IPO..............................     1,062,500
Proceeds...........................................................   $ 4,196,343
Assumed buyback price..............................................   $     15.00
                                                                      -----------

Shares bought back.................................................       279,756
Non-qualified tax benefit utilizing 41% tax rate...................       320,925
Common equivalent shares...........................................                     461,819
                                                                                    -----------

Total weighted average common shares...............................                  14,999,044
Quarterly net income at December 29, 1996..........................                 $ 2,191,409
                                                                                    -----------

Net income per share...............................................                       $0.15
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Weighted average common shares.....................................
First Quarter 1996                                                     14,475,481
Second Quarter 1996                                                    14,475,481
Third Quarter 1996                                                     14,475,481
Fourth Quarter 1996                                                    14,999,044
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Total weighted average common shares outstanding for fiscal 1996                     14,606,372
Total net income at December 29, 1996..............................                 $ 7,621,894
                                                                                    -----------

Net income per share...............................................                       $0.52
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